SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|  Preliminary Proxy Statement          |_|  Soliciting Material Under Rule
|_|  Confidential, For Use of the              14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
|X|  Definitive Proxy Statement
|_|  Definitive Additional Materials

                     First Litchfield Financial Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|  No fee required.
|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:

________________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________
4)   Proposed maximum aggregate value of transaction:

________________________________________________________________________________
5)   Total fee paid:

________________________________________________________________________________
|_|  Fee paid previously with preliminary materials:

________________________________________________________________________________
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)   Amount previously paid:

________________________________________________________________________________
     2)   Form, Schedule or Registration Statement No.:

________________________________________________________________________________
     3)   Filing Party:


________________________________________________________________________________
     4)   Date Filed:

________________________________________________________________________________

                     FIRST LITCHFIELD FINANCIAL CORPORATION


                                 PROXY STATEMENT


                         ANNUAL MEETING OF SHAREHOLDERS

                                  May 17, 2006

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 17, 2006


To the Shareholders of First Litchfield Financial Corporation:


NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of First Litchfield Financial Corporation (the "Company") will be held at 3:00 p.m. on Wednesday, May 17, 2006 at the Litchfield Inn, Route 202, Litchfield, Connecticut, for the following purposes:

1. To elect three (3) shareholders to the Board of Directors, each to serve for a term of three (3) years and until their successors are elected and qualified, as described in the Proxy Statement.

2. To ratify the appointment of McGladrey & Pullen, LLP as the Company's independent auditors for the year ending December 31, 2006.

3. To transact such other business as may properly come before the meeting, or any adjournments thereof.

         Only those Shareholders of record at the close of business on the 4th day of April, 2006 are entitled to notice of, and to vote at this Annual Meeting. A list of those Shareholders will be available for inspection by shareholders for ten (10) days preceding the meeting at the office of the Assistant Secretary of the Company at the Company's main office, 13 North Street, Litchfield, Connecticut, and will also be available for inspection by shareholders at the Annual Meeting.

                                        BY ORDER OF THE BOARD OF DIRECTORS OF
                                        FIRST LITCHFIELD FINANCIAL CORPORATION

                                        /s/ George M. Madsen

                                        George M. Madsen
                                        Secretary

April 17, 2006

SHAREHOLDERS  ARE REQUESTED TO MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS
                                                                              --
SOON AS POSSIBLE  REGARDLESS  OF WHETHER  THEY PLAN TO ATTEND THE  MEETING.  ANY
----------------
PROXY GIVEN BY A SHAREHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED, AND ANY SHAREHOLDER WHO EXECUTES AND RETURNS A PROXY AND WHO ATTENDS THE ANNUAL MEETING MAY WITHDRAW THE PROXY AT ANY TIME BEFORE IT IS VOTED AND VOTE HIS OR HER SHARES IN PERSON. A PROXY MAY BE REVOKED BY GIVING NOTICE TO MICHELLE QUIGLEY, ASSISTANT SECRETARY OF FIRST LITCHFIELD FINANCIAL CORPORATION, IN WRITING PRIOR TO THE TAKING OF A VOTE.

            Proxy Statement of First Litchfield Financial Corporation


                        ANNUAL MEETING OF SHAREHOLDERS OF
                     FIRST LITCHFIELD FINANCIAL CORPORATION
                                  May 17, 2006


                             SOLICITATION OF PROXIES

         The enclosed proxy (the "Proxy") is solicited by the Board of Directors of FIRST LITCHFIELD FINANCIAL CORPORATION (the "Company"), 13 North Street, Litchfield, Connecticut, 06759, for use at the Annual Meeting of Shareholders, to be held on Wednesday, May 17, 2006, and at any and all adjournments thereof. Any Proxy given may be revoked at any time before it is actually voted on any matter in accordance with the procedures set forth in the Notice of Annual Meeting. This Proxy Statement and the enclosed form of Proxy are being mailed to shareholders (the "Shareholders") on or about April 17, 2006. The cost of preparing, assembling and mailing this Proxy Statement and the material enclosed herewith is being borne by the Company. In addition to this solicitation by mail, directors, officers and employees of the Company, and its subsidiary The First National Bank of Litchfield (the "Bank"), without additional compensation, may make solicitations personally or by telephone. Upon request, the Company will reimburse banks, brokerage firms and others holding shares in their names or in the names of nominees for their reasonable out-of-pocket expenses in forwarding Proxies and Proxy materials to the beneficial owners of such shares.

                       OUTSTANDING STOCK AND VOTING RIGHTS

         The Board of Directors of the Company has fixed the close of business on April 4, 2006 as the Record Date (the "Record Date") for the determination of Shareholders entitled to notice of and to vote at the Annual Meeting. As of the Record Date, 2,136,370 shares of the common stock of the Company (par value $.01 per share) were issued and outstanding and held of record by approximately 442 Shareholders (the "Common Stock"), each of which shares is entitled to one vote on all matters to be presented at the Annual Meeting. The holders of one-third of the Company's Common Stock must be present, in person or by proxy, at the Annual Meeting to constitute a quorum. Abstentions and broker non-votes are not treated as having voted in favor of any proposal and are counted as present for establishing a quorum. No other class of the Company's capital stock is outstanding or entitled to vote at the Annual Meeting. Assuming the presence of a quorum at the Annual Meeting, directors will be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy and entitled to vote. The affirmative vote of the majority of the votes cast is required to ratify the appointment of the Company's independent auditors. Shareholders' votes will be tabulated by the persons appointed by the Board of Directors to act as inspectors of election for the Annual Meeting.

         If the enclosed form of Proxy is properly executed and returned to the Company in time to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. Executed but unmarked Proxies will be voted FOR the election of the three (3) nominees for election to the Board of Directors; and FOR ratification of appointment of McGladrey & Pullen, LLP as the Company's independent auditors for the year ending December 31, 2006. The Board of Directors does not know of any matters other than those described in the Notice of Annual Meeting that are to come before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the Proxy will vote the shares represented by such Proxy upon such matters as determined by a majority of the Board of Directors. The proxies confer discretionary authority to vote on any matter of which the Company did not have notice at least 45 days prior to the date of the Annual Meeting.

                  SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS

         The following table includes certain information as of April 4, 2006 regarding the principal shareholders (the "Principal Shareholders") of the Company. With the exception of the Principal Shareholders listed below, the Company is not aware of any beneficial owner of five percent (5%) or more of the Company's Common Stock. Percentages are based on 2,136,370 shares of the Company's Common Stock issued and outstanding as of April 4, 2006.


                                                              Percent of
Name and Address                 Number of Shares             Outstanding
of Beneficial Owner              Beneficially Owned (1)       Common Stock
-------------------              ----------------------       ------------

William J. Sweetman                  110,269(2), (3)              5.16%
101 Talmadge Lane
Litchfield, CT 06759

Helen W. Buzaid                      136,655                      6.40%
68 Deer Hill Ave.
Danbury, CT 06810

---------------------

         1. The definition of beneficial owner includes any person who, directly or indirectly, through any contract, agreement or understanding, relationship or otherwise, has or shares voting power or investment power with respect to such security.
         2. Includes options to purchase 1,719 additional shares of the Company's Common Stock.
         3. Includes 14,634 shares owned by an estate as to which individual has voting power as fiduciary of said estate.


                                  PROPOSAL (1)
                              ELECTION OF DIRECTORS

         The Board of Directors of the Company is divided into three (3) classes, each class being approximately equal in size. Each class of directors will stand for re-election once every three (3) years. Directors are elected by a plurality of the votes of shares present in person or represented by proxy at the meeting and entitled to vote.

         Pursuant to the Company's Certificate of Incorporation and Bylaws, the Board has fixed the number of directorships at ten (10). At this Annual Meeting, three (3) directors are to be elected, each for a term of three (3) years and until their successors are elected and qualified. The terms of directors Joseph
J. Greco, Perley H. Grimes, Jr. and Charles E. Orr expire at the 2006 Annual Meeting. Each nominee is now serving as a director. Each of the three (3) directors whose terms expire at this meeting, are nominated for re-election and each has indicated a willingness to serve as a director. If any of them become unavailable, the Proxy may be voted for a nominee or nominees who would be designated by the Board of Directors. Thomas A. Kendall, whose term also would have expired at this meeting resigned from the Board as of March 30, 2006, and will not seek re-election.

         There are no arrangements or understandings between any of the directors or any other persons pursuant to which any of the above directors have been selected as directors.

               THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
             SHAREHOLDERS VOTE FOR THE ELECTION OF ITS NOMINEES FOR
                                    DIRECTOR

         The following sets forth the name and age of each nominee (the first three (3) directors listed), and each director who will continue his or her term of office, the year in which each was first elected a director of the Company and the Bank, and the principal occupation and business experience of each during the past five (5) years:

                              NOMINEES FOR ELECTION


                   Position Held with                            Expiration Date
Name & Age         the Company                                   of Current Term
----------         -----------------------------                 ---------------
Joseph J.          President and Chief Executive                      2006
Greco              Officer and Director of the
(55)               Company and of the Bank
                   since 2002 (1)

Perley H.          Director of the Company                            2006
Grimes, Jr.        since 1988 and of the
(61)               Bank since 1984 (2)

Charles E.         Director of the Company                            2006
Orr                since 1988 and of the
(70)               Bank since 1981 (3)


                              CONTINUING DIRECTORS

George M.          Director of the Company                            2007
Madsen             and of the Bank since 1988 (4)
(72)

Alan B.            Director of the Company                            2007
Magary             and of the Bank since 2002 (5)
(63)

                   Position held with                            Expiration Date
Name & Age         the Company                                   of Current Term
----------         -----------------------------                 ---------------

Gregory S.         Director of the Company                            2007
Oneglia            and of the Bank since 2002 (6)
(58)

William J.         Director of the Company                            2007
Sweetman           Sweetman and of the Bank since 1990 (7)
(59)

Patricia D.        Director of the Company                            2007
Werner             and of the Bank since 1996 (8)
(59)

Kathleen A.        Director of the Company                            2008
Kelley             and of the Bank since 2004 (9)
(53)

H. Ray             Director of the Company 2008
Underwood          and of the Bank since 1998 (10)
(52)


-----------------

         1. Mr. Greco has served as the President and Chief Executive Officer of the Company and the Bank since June 2002. Mr. Greco served as President and Chief Executive Officer of Marketing Solutions from 1998 to 2002, and served as Senior Vice President of Hudson United Bancorp from 1993 to 1997.
         2.       Mr. Grimes is a Partner in the Law Firm of Cramer & Anderson.
         3. Mr. Orr is retired. He served as President of New Milford Volkswagen, Inc. until April 2002.
         4. Mr. Madsen is retired. He formerly served as President of Roxbury Associates, Inc.
         5. Mr. Magary is retired. He served as principal of Magary Consulting Services through December 1999.
         6. Mr. Oneglia is Vice-Chairman of O&G Industries, Inc. since 2000. Mr. Oneglia served as President of O&G Industries, Inc. from 1997 to 2000.
         7.       Mr. Sweetman is the President and Owner of Dwan & Co., Inc.
         8.       Ms.   Werner  is  the  head  of  the   Washington   Montessori
                  Association, Inc.
         9.       Ms.  Kelley is the  principal  in the firm  Kelley &  Company,
                  CPA's.
         10.      Mr.   Underwood  is  Secretary   and  Treasurer  of  Underwood
                  Services, Inc.

                    THE BOARD OF DIRECTORS AND ITS COMMITTEES

         The Board of Directors of the Company met twelve (12) times in 2005. With the exception of Thomas A. Kendall, all directors attended at least 75% of the aggregate of the total number of meetings of the board of directors and the total number of meetings held by all committees of the Board on which such director served during 2005. The Company does not maintain an attendance policy for directors at the Company's Annual Meetings. Nine of the eleven directors of the Company attended the Company's Annual Meeting on May 18, 2005.

         In 2005, each director of the Company who was not an employee of the Bank, received $330 for each Board meeting attended and $300 for each committee meeting attended. The Chairman of the Board of Directors also receives an annual retainer of $6,000 and each non-officer director of the Company also receives an annual retainer of $5,000 for serving as a director. Directors who are employees of the Bank receive no additional compensation for their services as members of the Board or any Board committee.

Board of Directors' Communications with Shareholders

         While the Company's Board of Directors does not have a formal process for shareholders to send communications to the Board, the volume of such communications has historically been de minimus. Accordingly, the Board considers the Company's informal process to be adequate to address the Company's needs. Historically, such informal process has functioned as follows: A Board recipient of a shareholder communication would forward same to the Chairman and Chief Executive Officer for appropriate discussion by the Board and the formulation of an appropriate response. Shareholders may forward written communications to the Board by addressing such comments to the Board of
Directors of First Litchfield Financial Corporation, 13 North Street, Litchfield, Connecticut 06759.

         The Board of Directors has established several standing committees to assist in the discharge of its responsibilities. All members are appointed annually and serve until their successors are named. All committees report their deliberations and recommendations to the Board. The principal responsibilities, membership and number of meetings of each committee are described below.

Nominating Committee
--------------------

         The Nominating Committee met three (3) times in 2005. The current Committee members, all of whom are "independent" in accordance with the independence standards of the American Stock Exchange ("AMEX"), are: Perley H. Grimes, Jr., George M. Madsen, Charles E. Orr and H. Ray Underwood. This Committee reviews and evaluates potential candidates for nomination to the Boards of Directors of the Company and the Bank, respectively, and recommends proposed nominees for election as members of the Boards of Directors and committees.

         While the Nominating Committee does not have a formal charter or written policy, the Company has procedures and guidelines for the selection and election of directors.

         The procedure for nomination of directors by the Nominating Committee is as follows:

         1. The Nominating Committee, selected by the Board from among its members, identifies potential candidates with input from management and other directors and obtains background information on candidates.

         2. The Nominating Committee presents proposed candidates to the Board before contacting such candidates.

         3.       The Nominating  Committee approaches the candidate and if such
                  candidate   is   interested,   he  or  she   fills   out   the
                  questionnaire.

         4. After review of the questionnaire, the Board or Nominating Committee decides whether to nominate the candidate.

         In addition, the Company's Bylaws include procedures for nominations by shareholders. A copy of the Company's Bylaws is available by sending a written request to or by calling George M. Madsen, Secretary, 13 North Street,
Litchfield, Connecticut 06759; (860) 567-8752. The Nominating Committee's process for identifying and evaluating nominees for director, including nominees recommended by shareholders, has historically operated informally and without any differences in the manner in which nominees recommended by shareholders are evaluated.

         The Nominating Committee considers factors such as those summarized below in evaluating Director candidates and believes that the Company's Bylaws and the qualifications and considerations such as those enumerated below provide adequate guidance and flexibility in evaluating candidates.

            o Experience in business or a profession, either active currently or recently retired, and ability to contribute sound judgment to Bank matters.
            o  Participation in community affairs.
            o Residency, whether home or business in the Company's primary marketing area. o Ability to refer desirable business to the Bank.
            o  Having integrity, ethical character and good reputation.
            o  Candidates must be less than 65 years of age when first elected.
            o Candidates should be willing and able to attend Board meetings and Board committee Meetings (each director must participate on at least one committee) on a regular basis.
            o Candidates should not be employed by, or a partner, in any corporation or business firm which already has an employee or partner on the Board.
            o  Candidates  should  not be close  relatives  of any member of the board.
            o  Candidates must not be a director of any other bank.
            o Candidates should not have any significant conflict of interest with the Company or the Bank which cannot be satisfactorily handled by full disclosure and abstention of voting when appropriate.

         The Company has not paid a fee to any third party or parties to identify or assist in identifying or evaluating potential nominees. The Nominating Committee does not discriminate on the basis of sex, race, color, gender, national origin, religion or disability in the evaluation of candidates. All nominees for election as directors at the 2006 Annual Meeting were nominated by the Nominating Committee and Board of Directors.

Compensation Committee
----------------------

         The Company does not have a Compensation Committee. Rather, the Bank has a Compensation Committee. The Compensation Committee met six (6) times in 2005. The Compensation Committee consists solely of independent directors, in accordance with the AMEX Independence Standards. The current Committee members are: Alan B. Magary, Gregory S. Oneglia, Charles E. Orr and Patricia D. Werner. The Compensation Committee is responsible for developing policies relating to
employee  compensation,   benefits  and  incentives,   annually  evaluating
the president and chief executive officer, and making recommendations concerning salaries and other types of compensation to the full Board of Directors of the Bank. The full Board of Directors of the Company reviews and approves this Committee's recommendations.

         The philosophy of the Committee is based on the belief that executive compensation should closely reflect the achievements as measured by the key performance indicators of the Company. These indicators include short-term and long term measures as well as the development and execution of effective strategic business plans. The Company has a Management Incentive plan for senior management and officers in key positions of the Bank. This plan recognizes that both salary and incentive compensation play important roles in attracting, retaining and motivating that talent which is critical to the success of the Company. The Management Incentive Plan includes components that ties both Company-wide and individual goals to incentive compensation. Company-wide goals include achieving net income levels in accordance with the Company's annual budget. Individual goals are determined based on strategic and annual business objectives for each member's area of responsibility.

         The Company utilized the services of a compensation consulting firm to assist the Committee in the development of this plan. The Company continues to utilize the service of a compensation consulting firm to perform peer group analysis on different forms of compensation to ensure that the Bank's compensation levels remain competitive as well as to keep the Committee current of various incentive and benefit plans available in the Bank's peer group market place.

         The Compensation Committee has established base salary levels for each position and additionally takes into consideration an individual's performance, level of expertise, responsibilities, length of service to the Company and comparable levels of remuneration paid to executives of other companies of comparable size and development within the industry. The individual does not participate in the review, discussion or decisions of the Compensation Committee regarding this remuneration.

         The Committee reviews the Chief Executive Officer's performance annually and adjusts his compensation based on the previously mentioned factors, the Bank's performance, and a comparison of the Chief Executive Officer's salary and the salaries paid to chief executive officers of peer companies in the banking industry. The annual review is based on an assessment of the Chief Executive Officer's performance as measured by such factors as the Company's financial performance, attainment of objectives, development and execution of strategic initiatives. The Chief Executive Officer does not participate in the review, discussion or decision of the Committee regarding his remuneration.

                                         The First National Bank of Litchfield
                                         Compensation Committee:

                                         Alan B. Magary
                                         Gregory S. Oneglia
                                         Charles E. Orr
                                         Patricia D. Werner

Audit/Compliance and Security Committee
---------------------------------------

         The Audit/Compliance and Security Committee (the Audit Committee) met four (4) times in 2005. The current Committee members are: Alan B. Magary, Kathleen A. Kelley and H. Ray Underwood. In addition, the Bank's Audit Liaison, Judith Leger, attends the Audit Committee Meetings. Subject to the more detailed descriptions set forth in its written Charter, this Committee is responsible for oversight of the internal audit function, internal accounting controls, security programs and selection of independent accountants. As of the date of this Proxy Statement, each of the Audit Committee Members is an "independent director" under the AMEX Listing Standards. The members of the Audit Committee bring a range of education, business and professional experience that is beneficial to the Audit Committee's function of the Company and the Bank and is sufficient to enable the Audit Committee to fulfill its responsibility. The Board has determined that Kathleen A. Kelley is an "audit committee financial expert."

Audit Committee Report

         The following Report of the Company's Audit Committee is provided in accordance with the rules and regulations of the Securities and Exchange
Commission (the "SEC"). Pursuant to such rules and regulations, this report shall not be deemed "soliciting material," filed with the SEC, subject to Regulation 14A and 14C of the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act").

                     FIRST LITCHFIELD FINANCIAL CORPORATION
                             AUDIT COMMITTEE REPORT

         The Audit Committee has reviewed and discussed the Company's audited financial statements for the fiscal year ended December 31, 2005 with management. The Audit Committee has also reviewed and discussed with McGladrey & Pullen, LLP ("McGladrey"), the Company's independent auditors, certain matters specified in Statement on Auditing Standards No. 61, communication with Audit Committees, as may be modified or supplemented.

         The Audit Committee has received the written disclosures and the letter from McGladrey required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and has discussed McGladrey's independence with respect to the Company with McGladrey.

         Based on the review and discussions referred to in this audit committee report, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the SEC.

                                      First Litchfield Financial Corporation
                                      Audit Committee:

                                      Kathleen A. Kelley, Chairman
                                      Alan B. Magary
                                      H. Ray Underwood

                       COMMON STOCK OWNED BY DIRECTORS AND
                               EXECUTIVE OFFICERS

         The following table sets forth the number and percentage of Common Stock beneficially owned by each current Director, each of the Executive Officers named in the Summary Compensation Table, and the Directors and Executive Officers as a group at April 4, 2006. Percentages are based on 2,136,370 shares of the Company's Common Stock issued and outstanding as of April 4, 2006.

                                      Common Shares
     Name Of                        Beneficially Owned
Beneficial Owner                   At April 4, 2006 (1)        Percent of Class
-----------------                  --------------------        ----------------

Joseph J. Greco                          1,140                       .05%

Perley H. Grimes, Jr.                   14,306(2)                    .67%

Kathleen A. Kelley                       1,060                       .05%

George M. Madsen                        16,569                       .78%

Alan B. Magary                             242(3)                    .01%

Gregory S. Oneglia                      15,138(3)                    .71%

Charles E. Orr                          16,144(3)                    .76%

William J. Sweetman                    110,269(4)                   5.16%

H. Ray Underwood                         3,562                       .17%

Patricia D. Werner                       4,416(5)                    .21%

Carroll A. Pereira                      12,192(3),(6)                .57%

Joelene E. Smith                           257                       .01%

Robert E. Teittinen                         10(3)                    .00%

All Directors and Executives           195,305                      9.14%

Officers as a group (14 persons)
--------------------------------

         -----------------------
         1. The definition of beneficial owner includes any person who, directly or indirectly, through any contract, agreement or understanding, relationship or otherwise has or shares voting power or investment power with respect to such security.
         2. Includes options to purchase 1,719 shares of Common Stock.
         3. Includes shares owned by, or as to which voting power is shared with, spouse or children.
         4. Includes 14,634 shares owned by an estate as to which individual has voting power as fiduciary of said estate. In addition, the total for Mr. Sweetman includes options to purchase 1,719 shares of Common Stock.
         5. Includes options to purchase 3,949 shares of Common Stock. 6.Includes options to purchase 11,718 shares of Common Stock.

                               EXECUTIVE OFFICERS

         The following table sets forth information concerning the current Executive Officers of the Company and/or the Bank. Unless otherwise indicated, each person has held the same or a comparable position for the last five years.

   Name and Age                  Position Held with the Company and/or Bank
   ------------                  ------------------------------------------

   Joseph J. Greco (55)          President, Chief Executive Officer
                                 and Director of the Company and of the Bank since 2002 (1)

   Carroll A. Pereira (50)       Treasurer of the Company, Senior Vice President
                                 and Chief Financial Officer of the Bank since
                                 1984

   Joelene E. Smith (47)         Senior Vice President and Operations Officer of
                                 the Bank since 2003 (2)

   Robert E. Teittinen (58)      Senior Vice President and Senior Loan Officer
                                 of the Bank since 2005 (3)

   John S. Newton (67)           Senior Vice President and Trust Officer of the
                                 Bank since 1999

         1. Mr. Greco has served as President and Chief Executive of the Company and Bank since June 17, 2002. Prior to joining the Bank and Company, Mr. Greco served as President and CEO of Marketing Solutions from 1998 to 2002, and served as Senior Vice President of Hudson United Bancorp from 1993 to 1997.

         2. Ms. Smith has served as Senior Vice President and Operations Officer of the Bank since 2003. Prior to that, Ms. Smith served as Vice President of Operations and Information Systems and in similar capacities since her employment with the Bank in 1977.

         3. Mr. Teittinen has served as Senior Vice President and Senior Loan Officer of the Bank since 2005. Prior to joining the Company, Mr. Teittinen was a Senior Vice President with TD Banknorth and headed up their Waterbury Commercial Lending Unit from 2002 to 2005. He served as Vice President of Webster Bank from 1995 to 2002 and Vice President of Shawmut National Bank from 1989 to 1995.

                             EXECUTIVE COMPENSATION

         The following table provides certain information regarding the compensation paid by the Company and the Bank to certain Executive Officers of the Company and the Bank for services rendered in all capacities during the fiscal years ended December 31, 2005, 2004 and 2003. Other than the Named Executive Officers set forth below (the "Named Executive Officers"), only one other individual employed by the Company and/or the Bank received aggregate compensation of $100,000 or more during the fiscal year ended December 31, 2005.


                                                                            ------------------------------
                                                                                Long Term Compensation
-----------------------------------------------------------------------------------------------------------------------------

                             Annual Compensation                                 Awards         Payouts

                                                                                       Securities
                                                                           Restricted  Underlying
                                                             Other Annual  Stock       Options/
Name and Principal                                           Compensation  Awards      SARs       LTIP         All Other
 Position                  Year    Salary($)(1)(2)  Bonus($)     ($)       ($)         (#)      Payout($)   Compensation ($)
-----------------------------------------------------------------------------------------------------------------------------
Joseph J. Greco             2005   $260,785                                                                   $ 43,198 (3)
President & Chief           2004   $208,247                                                                   $ 28,869 (4)
Executive Officer of        2003   $177,985                                                                   $ 23,580 (5)
The Bank and Company

Revere H. Ferris            2005   $115,258                                                     $57,314       $  3,382 (6)
Senior Vice President and   2004   $119,170                                                                   $ 17,651 (7)
Senior Loan Officer of the  2003   $113,786                                                                   $ 14,837 (8)
Bank

John S. Newton              2005   $129,115                                                                   $ 22,443 (9)
Senior Vice President and   2004   $134,809                                                                   $ 18,372 (10)
Trust Officer of the Bank   2003   $129,115                                                                   $ 16,090 (11)

Carroll A. Pereira          2005   $138,384                                                                   $145,366 (12)
Treasurer of the Company,   2004   $120,947                                                                   $ 22,507 (13)
Senior Vice President and   2003   $111,327                                                                   $ 15,544 (14)
Chief Financial Officer
of the Bank

Joelene E. Smith
Senior Vice                 2005   $102,631                                                                   $ 17,320 (15)
President, Operations of    2004   $ 86,048                                                                   $ 12,903 (16)
the Bank                    2003   $ 73,842                                                                   $ 10,309 (17)

-------------------

1. The Company furnishes the Named Executive Officers with certain non-cash compensation and other personal benefits aggregating less than 10% of their cash compensation.
2. All employees of the Bank, including the above Named Executive Officers, are eligible after 1 year of service to participate in the Bank's 401(k) deferred compensation plan. The Bank's contribution of up to 50% of the first 4% of each employee's voluntary salary reduction contributed to the 401(k) plan becomes immediately vested. The Officer's compensation above is without deduction for their 401(k) contribution.
3. Amount includes the Bank's matching contribution to the Bank's 401(k) plan for the benefit of the Named Executive Officer, $9,538. Additionally, the amount includes $33,660 awarded to Mr. Greco pursuant to the Bank's Long Term Incentive and Deferred Compensation Plan. (See "Long Term Incentive and Deferred Compensation Plans.")
4. Amount includes the Bank's matching contribution to the Bank's 401(k) plan for the benefit of the Named Executive Officer, $3,489. Additionally, the amount includes $25,380 awarded to Mr. Greco pursuant to the Bank's Long Term Incentive and Deferred Compensation Plan. (See "Long Term Incentive and Deferred Compensation Plans.")

5. Amount includes the Bank's matching contribution to the Bank's 401(k) plan for the benefit of the Named Executive Officer, $1,800. Additionally, the amount includes $21,780 awarded to Mr. Greco pursuant to the Bank's Long Term Incentive and Deferred Compensation Plan. (See "Long Term Incentive and Deferred Compensation Plans.")
6. Amount includes the Bank's matching contribution to the Bank's 401(k) plan for the benefit of the Named Executive Officer, $3,382.
7. Amount includes the Bank's matching contribution to the Bank's 401(k) plan for the benefit of the Named Executive Officer, $2,230. Additionally, amount includes $15,421 awarded to Mr. Ferris pursuant to the Bank's Long Term Incentive and Deferred Compensation Plan. (See "Long Term Incentive and Deferred Compensation Plans.")
8. Amount includes the Bank's matching contribution to the Bank's 401(k) plan for the benefit of the Named Executive Officer, $1,604. Additionally, amount includes $13,233 awarded to Mr. Ferris pursuant to the Bank's Long Term Incentive and Deferred Compensation Plan. (See "Long Term Incentive and Deferred Compensation Plans.")
9. Amount includes the Bank's matching contribution to the Bank's 401(k) plan for the benefit of the Named Executive Officer, $4,984. Additionally, amount includes $17,459 awarded to Mr. Newton pursuant to the Bank's Long Term Incentive and Deferred Compensation Plan. (See "Long Term Incentive and Deferred Compensation Plans.")
10. Amount includes the Bank's matching contribution to the Bank's 401(k) plan for the benefit of the Named Executive Officer, $2,282. Additionally, amount includes $16,090 awarded to Mr. Newton pursuant to the Bank's Long Term Incentive and Deferred Compensation Plan. (See "Long Term Incentive and Deferred Compensation Plans.")
11. Amount includes the Bank's matching contribution to the Bank's 401(k) plan for the benefit of the Named Executive Officer, $2,282. Additionally, amount includes $13,808 awarded to Mr. Newton pursuant to the Bank's Long Term Incentive and Deferred Compensation Plan. (See "Long Term Incentive and Deferred Compensation Plans.")
12. Amount includes the Bank's matching contribution to the Bank's 401(k) plan for the benefit of the Named Executive Officer, $5,338. Additionally, amount includes $18,397 awarded to Ms. Pereira pursuant to the Bank's Long Term Incentive and Deferred Compensation Plan. (See "Long Term Incentive and Deferred Compensation Plans.") Additionally, the amount includes $121,631 which can be attributed to the exercise of stock options by the Named Executive Officer.
13. Amount includes the Bank's matching contribution to the Bank's 401(k) plan for the benefit of the Named Executive Officer, $2,247. Additionally, amount includes $15,544 awarded to Ms. Pereira pursuant to the Bank's Long Term Incentive and Deferred Compensation Plan. (See "Long Term Incentive and Deferred Compensation Plans.") Additionally, the amount includes $4,716 which can be attributed to the exercise of stock options by the Named Executive Officer.
14. Amount includes the Bank's matching contribution to the Bank's 401(k) plan for the benefit of the Named Executive Officer, $2,205. Additionally, amount includes $13,339 awarded to Ms. Pereira pursuant to the Bank's Long Term Incentive and Deferred Compensation Plan. (See "Long Term Incentive and Deferred Compensation Plans.")
15. Amount includes the Bank's matching contribution to the Bank's 401(k) plan for the benefit of the Named Executive Officer, $3,856. Additionally, amount includes $13,464 awarded to Ms. Smith pursuant to the Bank's Long Term Incentive and Deferred Compensation Plan. (See "Long Term Incentive and Deferred Compensation Plans.")
16. Amount includes the Bank's matching contribution to the Bank's 401(k) plan for the benefit of the Named Executive Officer, $1,623. Additionally, amount includes $11,280 awarded to Ms. Smith pursuant to the Bank's Long Term Incentive and Deferred Compensation Plan. (See "Long Term Incentive and Deferred Compensation Plans.")
17. Amount includes the Bank's matching contribution to the Bank's 401(k) plan for the benefit of the Named Executive Officer, $1,477. Additionally, amount includes $8,832 awarded to Ms. Smith pursuant to the Bank's Long Term Incentive and Deferred Compensation Plan. (See "Long Term Incentive and Deferred Compensation Plans.")

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values

         The following table sets forth information regarding stock options that were exercised, if any, during the last fiscal year, and unexercised stock options held by the Named Executive Officers. The number of options and the per share exercise prices have been adjusted to reflect stock splits and dividends.

                                                                          Number of          Value of Unexercised
                                                              Securities Underlying                  In-the-Money
                                                                        Unexercised                  Options/SARs
Name                  Shares Acquired   Value Realized   Options/SARs at FY-End (#)               At FY-End ($)(1)
                      on Exercise (#)           ($)(2) Exercisable/Unexercisable(3)   Exercisable/Unexercisable(3)
------------------------------------------------------------------------------------------------------------------
Revere H. Ferris                    0                0                       9,860                $ 154,802

Carroll A. Pereira              6,778          121,631                      11,718                $ 189,862


--------------------------

     1. Represents the difference between the fair market value price of the Company's Common Stock at December 31, 2005, $27.25, and the exercise price of options, multiplied by the number of options. No SARs have been granted by the Company. Options are in the money if the fair market value of the underlying securities exceeds the exercise or base price of the options.
     2. Represents the difference between the closing bid price of the Company's common stock on the date the options are exercised and the exercise price of options, multiplied by the number of options.
     3.  All options are exercisable.

Agreements with Management
--------------------------

         While there are no employment contracts between the Company and any of its Executive Officers, there are change of control agreements between the Bank and its Executive Officers. These agreements provide that in certain instances, if the Executive Officer is terminated or reassigned within twenty-four (24) months following the occurrence of a change of control (as such term is defined in the Change of Control Agreements), then such individual shall be entitled to receive an amount as provided by such agreement equal to twenty-four (24) months salary, reasonable legal fees and expenses incurred by the Executive Officer as a result of such termination or reassignment, and continued participation in certain benefit plans.

Agreements with Employees
-------------------------

         While there are no employment contracts between the Company and any of its employees, there are change of control agreements between the Bank and twenty (20) employees who have been employed by the Bank for more than ten years. These agreements provide that in certain instances, if the employee is terminated or reassigned within six (6) months following the occurrence of a change of control (as such term is defined in the Change of Control Agreements), then such individual shall be entitled to receive an amount as provided by such agreement equal to six (6) months salary, reasonable legal fees and expenses incurred by the employee as a result of such termination or reassignment, and continued participation in certain benefit plans.

Long Term Incentive and Deferred Compensation Plans
---------------------------------------------------

         During November and December 2000, the Bank entered into Long Term Incentive Retirement Agreements (the "Executive Incentive Agreements") with its Executive Officers to encourage the Executives to remain employees of the Bank. In November, 2005, the Bank entered into a Long Term Incentive Retirement Agreement with Robert Teittinen, the Bank's Senior Vice-President and Senior Loan Officer. The Executive Incentive Agreements will trigger the award of deferred bonuses to the Executive Officers if specified Bank performance objectives are achieved, based upon a formula approved by the Board of Directors and upon which tax deferred earnings will accrue at rates which will generally range between 4% and 15%. Amounts are awarded after the end of each fiscal year. Such awards will immediately vest 20% per additional year of service subsequent to the year with respect to which the award is granted with 100% vesting upon a change in control, termination without cause, or at normal retirement or at age 55 with 20 years of service. If the Executive Officer dies while serving as an executive officer of the Bank, the amount payable to the participant's beneficiary is projected to be equivalent to the participant's projected retirement benefit (as defined in the Executive Incentive Agreements) if the Bank acquires and maintains a corporate life insurance policy on the life of the participant at the time of death (see below). Upon retirement, the Executive Officer's total deferred compensation, including earnings thereon, may be paid out in one lump sum, or paid in equal annual installments over fifteen (15) years.

         During November and December 2000, the Bank entered into Long Term Incentive Retirement Agreements with each of its Directors (the "Director Incentive Agreements") to reward past service and encourage continued service of each Director. In December 2002, the Bank entered into Long Term Incentive Retirement Agreements with two newly appointed directors, Gregory S. Oneglia and Alan B. Magary. In September 2004, the Bank entered into a Long Term Incentive Retirement Agreement with director, Kathleen A. Kelley.

         The Director Incentive Agreements will award a director with a right to earn and defer the receipt of a bonus in an amount or percentage of director and retainer fees, and have earnings accrue on such amounts at a rate anticipated to be between 4% and 15% and generally equivalent to the appreciation in the Company's stock price over the period of time for which the fees are deferred pursuant to the Director Incentive Agreements if specified Bank performance objectives are achieved. All amounts in the Director Incentive Agreements will immediately vest 20% per additional year of service with 100% vesting upon a change in control, at normal retirement or full term years of service. If a participant dies while serving as an outside director of the Bank, the amount payable to the participant's beneficiary is projected to be equivalent to the participant's projected retirement benefit (as defined in the Director Incentive Agreements) if the Bank has acquired and maintains a corporate life insurance policy on the life of the participant at the time of death (see below). Upon retirement, the Director's total deferred compensation, including earnings thereon, may be paid out in one lump sum, or paid in equal annual installments over ten (10) years.

         In concert with the Executive and Director Incentive Agreements, the Bank has invested in universal cash surrender value life insurance with a cash surrender value of $9.3 million as of December 31, 2005. Insurance policies were acquired on the lives of all but one (1) of the Bank's Executive Officers, four
(4) non-senior officers and all but one (1) of the Bank's directors which are designed to recover the costs of the Bank's Executive and Director Incentive Agreements. The policy death benefit has been structured to indemnify the Bank against the death benefit provision of these benefit agreements. The policies were paid with a single premium. Policy cash values will earn interest at a current rate of approximately 4.0% and policy mortality costs will be charged against the cash value monthly. There are no load or surrender charges associated with the policies.

1994 Stock Option Plan For Officers and Outside Directors
---------------------------------------------------------

         On May 4, 1994, Shareholders approved a stock option plan for officers and outside directors of the Company and the Bank, respectively (the "1994 Stock Option Plan"). The Plan expired on May 4, 1999.

         Pursuant to the 1994 Stock Option Plan, in January 1996, the Board granted stock options to Ms. Pereira which as a result of stock splits and dividends allows Ms. Pereira to purchase 4,483 shares of the Company's Common Stock at $7.06 per share. In September 2004, Ms. Pereira exercised options for 330 shares in accordance with the plan. In August and September 2005, Ms. Pereira exercised options for the remaining 4,153 shares in accordance with the plan. In January 1997, the Board granted stock options to Ms. Pereira which as a result of stock splits and dividends allows Ms. Pereira to purchase 4,483 shares of Common Stock at an exercise price of $8.38 per share. In November 2005, Ms. Pereira exercised options for 2,625 shares of Common Stock in accordance with the plan. In January 1998, the Board granted stock options to Ms. Pereira and Mr. Ferris which as a result of stock splits and dividends allow such individuals to each purchase 4,930 shares of Common Stock at an exercise price of $9.95 per share. In January, 1999, the Board granted options to each of these individuals, which as a result of stock dividends, allows each individual to purchase 4,930 shares at an exercise price of $13.15 per share. Mr. Ferris retired on September 15,, 2005. Accordingly, Mr. Ferris holds 4,930 options which were granted in January 1998 with an exercise price of $9.95per share and 4,930 options granted in January 1999 with an exercise price of $13.15 per share.

         Pursuant to the 1994 Stock Option Plan,  with the exception of Patricia
D. Werner who became a director in 1996, H. Ray Underwood who became a Director in 1998, Thomas A. Kendall who became a Director in 1999, Gregory S. Oneglia and Alan B. Magary, who both became directors in 2002, and Kathleen A. Kelley who became a director in 2004, each outside director who is not an officer of the Company or the Bank ("Outside Director") as well as retired Directors Blick, Clock and Field, received stock options, which are presently exercisable, to purchase shares of the Company's Common Stock. More specifically, in May 1994, each Outside Director was granted options, which as a result of stock splits and dividends, allow such individuals to purchase 3,376 shares of Common Stock at $4.80 per share. Directors Blick, Madsen and Orr exercised these options during 2003. Directors Fuessenich, Grimes and Sweetman exercised these options in 2004. Moreover, in June 1995, each Outside Director was granted options, which as a result of stock splits and dividends, allow such individuals to purchase 573 shares of Common Stock at $5.57 per share. Director Orr exercised those options during 2003. Directors Blick and Madsen exercised those options during 2004. Directors Grimes and Sweetman exercised those options during 2005. In June 1996, each Outside Director was granted options, which as a result of stock splits and dividends, allow such individuals to purchase 573 shares of Common Stock at $7.63 per share. Director Orr exercised those options during 2003. Director Blick exercised those options during 2004. Director Madsen exercised those options during 2005. In June 1997, each Outside Director was granted options, which as a result of stock splits and dividends, allow such individuals to purchase 573 shares of Common Stock at an exercise price of $8.47 per share. Director Orr exercised those options during 2003.

Director Blick exercised those options during 2004. Director Madsen exercised those options during 2005. In June 1998, each Outside Director was granted options, which as a result of a stock dividend, allow each individual to purchase 573 shares of Common Stock at an exercise price of $11.91. Director Orr exercised those options during 2003. Directors Blick exercised those options during 2004. Director Madsen exercised those options during 2005. Patricia D. Werner has options to purchase 3,949 shares of Common Stock consisting of options to acquire 3,376 shares at $8.50 per share and options to acquire 573 shares at $11.91 per share. In May of 2003, retired Directors Clock and Field exercised all remaining options in accordance with the plan. In April of 2004, retired Director Fuessenich exercised all remaining options in accordance with the plan.

401(k) Plan
-----------

The Bank offers an employee savings plan under Section 401(k) of the Internal Revenue Code. Currently, the Bank makes matching contributions equal to 50% of participant contributions up to the first 6% of pre-tax compensation of a contributing participant. For the year ended December 31, 2005, the Bank made matching contributions equal to 50% of participant contributions up to the first 6% of pre-tax compensation of a contributing participant. Additionally, the Bank also made a contribution of 3% of pre-tax compensation for all eligible participants regardless of whether the participant made voluntary contributions to the 401(k) plan. For the year ended December 31, 2004, the Bank made matching contributions equal to 50% of participant contributions up to the first 4% of pre-tax compensation of a contributing participant. Participants vest immediately in both their own contributions and the Bank's contributions. Employee savings plan expense was $178,279 for 2005 and $57,432 for 2004.

Noncontributory Defined Benefit Pension Plan
--------------------------------------------

The Bank has a noncontributory defined benefit pension plan that covers substantially all employees who have completed one year of service and have attained age 21. The benefits are based on years of service and the employee's compensation during the last five (5) years of employment. The Bank's funding policy is to contribute amounts to the plan sufficient to meet the minimum funding requirements set forth in ERISA, plus such additional amounts as the Bank may determine to be appropriate from time to time. During the first quarter of 2005, the Bank's pension plan was curtailed.

                               PENSION PLAN TABLE
=============================================================================
   ESTIMATED ANNUAL RETIREMENT BENEFIT WITH YEARS OF SERVICE AT RETIREMENT
=============================================================================
Average Base
Salary at
Retirement         15           20            25           30           35
-----------------------------------------------------------------------------
   $ 75,000     $17,438      $23,250       $29,063      $ 29,063     $ 29,063
-----------------------------------------------------------------------------
   $100,000     $23,250      $31,000       $38,750      $ 38,750     $ 38,750
-----------------------------------------------------------------------------
   $125,000     $29,063      $38,750       $48,438      $ 48,438     $ 48,438
-----------------------------------------------------------------------------
   $150,000     $34,875      $46,500       $58,125      $ 58,125     $ 58,125
-----------------------------------------------------------------------------
   $175,000     $40,688      $54,250       $67,813      $ 67,813     $ 67,813
-----------------------------------------------------------------------------
   $200,000     $46,500      $62,000       $77,500      $ 77,500     $ 77,500
-----------------------------------------------------------------------------
   $225,000     $47,663      $63,550       $79,438      $ 79,438     $ 79,438
-----------------------------------------------------------------------------
   $250,000     $47,663      $63,550       $79,438      $ 79,438     $ 79,438
-----------------------------------------------------------------------------

The plan was frozen effective May 1, 2005. No new employees will be eligible for the Plan and no further benefits will be earned. Benefits payable at normal retirement age (generally age 65) to an existing participant will be based on service and participation credit and earnings history through May 1, 2005.

Pension  benefits are based upon average salary  (determined as of each November
15th) during the highest five (5) consecutive plan years of services prior to the date the plan was frozen. The amount of the annual benefit is 1.55% of average salary per year of service (to a maximum of 25 years). This benefit formula may be modified to conform with changes in the pension laws. Internal Revenue Code Section 401 (a)(17) limits earnings used to calculate qualified plan benefits to $210,000 for 2005. This limit was used in the preparation of the above table.

Directors' Fees Plan
--------------------

         The Bank offers Directors the option to defer their Directors' fees. If deferred, the fees are held in a trust account with the Bank. The Bank has no control over the trust. The value (on a market basis for 2005 and a cost basis for 2004) of the related trust assets and corresponding liability was $313,579 and $367,738 at December 31, 2005, and 2004, respectively. During 2005, the plan was amended to cease the deferral of any future fees.


                          STOCK PRICE PERFORMANCE GRAPH
                          -----------------------------

            Set forth below is a line graph with an explanatory table comparing the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock, based on the market price of the Company's Common Stock and assuming reinvestment of dividends, with the total return of the AMEX Major Market Index and the SNL Bank Index for Banks with total assets more than $250 million and less than $500 million. The calculation of total cumulative return assumes a $100 investment in the Company's Common Stock and each of the other indices on December 31, 2000.

                                 [GRAPH OMITTED]

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
       AMONG FIRST LITCHFIELD FINANCIAL CORP., THE AMEX MAJOR MARKET INDEX
                       AND THE SNL $250M-$500M BANK INDEX


Period Ending                      12/31/00  12/31/01  12/31/02  12/31/03  12/31/04  12/31/05
                                   --------  --------  --------  --------  --------  --------

Index
-----
First Litchfield Financial Corp.    100.00    126.44    148.49    212.84    321.91    313.57
AMEX Major Market Index             100.00     90.57     88.21    128.71    153.57    189.12
SNL $250M-$500M Bank Index          100.00    141.62    182.14    262.88    297.37    316.27


               CERTAIN TRANSACTIONS WITH DIRECTORS AND MANAGEMENT

         The Bank has had and expects to have in the future, transactions in the ordinary course of its business with Directors, Officers, principal shareholders and their associates, on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others, on terms that do not involve more than the normal risk of collectibility or present other unfavorable features. The aggregate dollar amount of these loans was $2,874,780 and $2,800,077 at December 31, 2005 and 2004, respectively. During 2005, $881,589 of new loans were made, and repayments totaled $426,773. At December 31, 2005, all loans to Officers, Directors, principal shareholders and their associates were performing in accordance with the contractual terms of the loans.

         During 2004, the Bank paid The Business Center a total of $52,794 for purchases of office supplies, equipment and courier services. The owner of The Business Center is the spouse of Clayton L. Blick, who is a former Director of the Company.

         Perley H. Grimes, Jr., Director of the Company and the Bank and Clayton
L. Blick, a former Director of the Company and the Bank, are partners in Cramer & Anderson, a law firm which renders certain legal services to the Bank in connection with various matters. During 2005 and 2004, the Bank paid Cramer & Anderson $66,180 and $105,831, respectively for legal services rendered, a portion of which was reimbursed to the Bank by third parties.

         Gregory Oneglia, Director of the Company and the Bank, is a one-sixth owner of property that is leased by the Bank for a branch. During 2005 and 2004, the Bank paid rent expense for that property in the amount of $42,300 and $42,300.

Section 16(a) Beneficial Ownership Reporting Compliance
-------------------------------------------------------

         Section 16(a) of the Exchange Act requires that the Company's directors, executive officers, and any person holding more than ten percent (10%) of the Company's Common Stock file with the SEC reports of ownership and changes in ownership of the Company's Common Stock and that such individuals furnish the Company with copies of the reports.

         Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, with the exception of Robert E. Teittinen, who filed a Form 3 late, the Company believes that all of its executive officers and directors complied with all Section 16(a) filing requirements applicable to them.


                                  PROPOSAL (2)
             RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

         The Audit Committee, in its capacity as a committee of the Board of Directors has selected McGladrey & Pullen, LLP as independent auditors to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2006. McGladrey & Pullen, LLP has served as the accountants for the Company for the fiscal year ended December 31, 2005. McGladrey & Pullen, LLP's opinion on the Consolidated Financial Statements of First Litchfield Financial Corporation and subsidiary for the year ended December 31, 2005 is included in the First Litchfield Financial Corporation 2005 Annual Report on Form 10-K.

         During the period covering the fiscal years ended December 31, 2005 and 2004, McGladrey & Pullen, LLP and RSM McGladrey, Inc. performed the following professional services:


        First Litchfield Financial Corporation
        Principal Accountant Fees and Services
        Years Ended December 31, 2005 and 2004


 Description                                                        2005        2004
---------------------------------------------------------------   ---------   ---------
Audit Fees, consist of fees for professional services
rendered for the audit of the consolidated financial
statements and review of financial statements included in
quarterly reports on Form 10-Q and services connected with
statutory and regulatory filings or engagements.                  $ 141,227   $ 129,446

Audit-related  Fees are fees principally for professional
services rendered for the audits of the FHLB Qualified
Collateral Report and the financial statements of Common
Trust Fund A, and consultations on various accounting
matters.                                                          $   9,500   $   8,800

Tax Fees consist of fees for tax return preparation, planning and tax advice for the Company and Common Trust Fund
A.                                                                $  11,500   $  11,300

All  Other Fees                                                   $       0   $       0


Independence
------------

         The Audit Committee of the Board of Directors of the Company has considered and determined that the provision of services rendered by McGladrey & Pullen, LLP relating to audit related and tax service matters above, is compatible with maintaining the independence of such accountants.

         A representative of McGladrey & Pullen, LLP will be available at the Annual Meeting to answer questions and will be afforded the opportunity to make a statement if he or she desires to do so.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor

         The Audit Committee's policy is to require pre-approval of all audit and non-audit services provided by the independent auditors, other than those listed under the de minimus exception. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to a particular service or category of services, and is generally subject to a specific budget. The Audit Committee has delegated pre-approval authority to its Chairman when expeditious delivery of services is necessary. The independent auditors and management are required to report to the full Audit Committee regarding the extent of services provided by independent auditors in accordance with this pre-approval, and the fees for the services performed to date. None of the audited-related fees, or tax fees or other fees paid in 2005 and 2004 were approved per the Audit Committee's pre-approval policies.

Required Vote For Ratification of the Independent Auditors
----------------------------------------------------------

         The affirmative vote of a majority of the shares represented at the meeting is required to ratify the appointment of the independent auditors for the year ending December 31, 2006.

               THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS
                VOTE FOR RATIFICATION OF THE INDEPENDENT AUDITORS

                                  OTHER MATTERS

         As of the date of this Proxy Statement, the Board of Directors of the Company does not know of any other matters to be presented for action by the shareholders at the 2006 Annual Meeting. If, however, any other matters not now known are properly brought before the meeting, the persons named in the accompanying Proxy will vote such Proxy in accordance with the determination of a majority of the Board of Directors.


                            PROPOSALS OF SHAREHOLDERS

         Under the Company's Bylaws, for business proposed by a shareholder (other than director nomination) to be a proper subject for action at an Annual Meeting of Shareholders, in addition to any requirement of law, the shareholder must timely request that the proposal be included in the Company's proxy statement for the meeting. The Company received no such request from any shareholder with respect to the 2006 Annual Meeting.

         In order to be included in the Company's proxy statement and form of proxy for the 2007 Annual Meeting of Shareholders and in order to be a proper subject for action at that meeting, proposals of shareholders intended to be presented to that meeting must be received at the Company's principal executive offices by December 17, 2006, pursuant to proxy soliciting regulations of the SEC. The SEC's rules contain standards as to what shareholder proposals are required to be in the proxy statement. Any such proposal will be subject to 17 C.F.R. ss.240.14a-8 of the rules and regulations promulgated by the SEC. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and form of proxy for such meeting any shareholder proposal which does not meet the requirements of the SEC in effect at the time. In addition, under the Company's Bylaws, shareholders who wish to nominate a director or bring other business before an annual meeting must comply with the following:

         You must be a shareholder of record and must have given timely notice in writing to the Secretary of the Company.

         Your notice must contain specific information required in the Company's Bylaws.

         Any other proposal for consideration by shareholders at the Company's 2007 annual meeting of shareholders must be delivered to, or mailed to and received by, the Company's Assistant Secretary of the Company not less than 45 days nor more than 90 days prior to the date of the meeting if the Company gives at least 30 days notice or prior public disclosure of the meeting date to shareholders.

         Shareholder proposals should be mailed to: Secretary, George M. Madsen,
First  Litchfield  Financial  Corporation,   P.O.  Box  578,  13  North  Street,
Litchfield, Connecticut 06759.

                          ANNUAL REPORT TO SHAREHOLDERS

         The Company files with the Securities and Exchange Commission Annual Reports on Form 10-K. A copy of the Company's Annual Report on Form 10-K, without exhibits and Annual Report to Shareholders, including consolidated financial statements, may be obtained without charge upon written request to:
Carroll A. Pereira, Treasurer, First Litchfield Financial Corporation, P.O. Box 578, 13 North Street, Litchfield, Connecticut 06759.

                                             By Order of the Board of Directors

                                             /s/ George M. Madsen

April 17, 2006                               George M. Madsen
                                             Secretary

     PROXY FOR 2006 ANNUAL MEETING OF FIRST LITCHFIELD FINANCIAL CORPORATION
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                     FIRST LITCHFIELD FINANCIAL CORPORATION

         The undersigned holder(s) of the Common Stock of First Litchfield Financial Corporation (the Company) do hereby nominate, constitute and appoint Herbert L. Curtiss, Jr. and Arthur B. Webster of Litchfield County, Connecticut, jointly and severally, as our proxies with full power of substitution, for us and in our name, place and stead to vote all the Common Stock of said Company, standing in our name on its books on April 4, 2006 at the Annual Meeting of its shareholders to be held at the Litchfield Inn, Route 202, Litchfield, Connecticut on Wednesday, May 17, 2006 at 3:00 p.m. or at any adjournment thereof with all the powers the undersigned would possess if personally present, as follows:

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS (1) & (2)

(1)      ELECTION OF DIRECTORS:
         To re-elect the following three (3) Directors to the Board of Directors each to serve for a term of three (3) years and until their successors are elected and qualified, as described in the Proxy Statement (Nominees: Joseph J. Greco, Perley H. Grimes, Jr. and Charles E. Orr).

         [_] FOR ALL NOMINEES [_] WITHHOLD AUTHORITY       [_] FOR ALL NOMINEES
                                  TO VOTE FOR ALL NOMINEES     EXCEPT AS WRITTEN
                                                               BELOW:

                                                    ----------------------------

                                                    ----------------------------

(2)      APPOINTMENT OF AUDITORS:
         To ratify the appointment of McGladrey & Pullen, LLP as the Company's independent auditors for the year ending December 31, 2006.

         [_] FOR                      [_] AGAINST               [_] ABSTAIN

(3)      OTHER BUSINESS:
         To transact such other business as may properly come before the meeting, or any adjournments thereof. Management knows of no other business to be presented by or on behalf of the Company or its management at the meeting. However, if any other matters are properly brought before the meeting, the persons named in this Proxy or their substitutes will vote in accordance with the determination of a majority of the Board of Directors.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATION INDICATED. IF NO SPECIFICATION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1; "FOR" THE RATIFICATION OF THE COMPANY'S APPOINTMENT OF INDEPENDENT AUDITORS (PROPOSAL 2); AND IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE BOARD OF DIRECTORS AS TO ANY OTHER MATTERS.

        DATE:                                      PLEASE SIGN, DATE AND RETURN
               ---------------------------


                                                                          (L.S.)
                                                   -----------------------


                                                                          (L.S.)
                                                   -----------------------


                                                   Please  sign  exactly as name
                                                   appears. When shares are held
                                                   in  more   than   one   name,
                                                   including joint tenants, each
                                                   party   should   sign.   When
                                                   signing     as      attorney,
                                                   executor,      administrator,
                                                   trustee  or  guardian,   give
                                                   full title as such.

  THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE MEETING BY WRITTEN NOTICE
          TO THE COMPANY OR MAY BE WITHDRAWN AND YOU MAY VOTE IN PERSON
                      SHOULD YOU ATTEND THE ANNUAL MEETING
                             PLEASE SIGN AND RETURN